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                                                               Exhibit 10.27(1)



                         FIRST AMENDMENT TO INDEPENDENT
                              CONTRACTOR AGREEMENT

         This First Amendment to Independent Contractor Agreement (the "Amendment") is entered into as of the 23rd day of July, 1999, by and between JORE CORPORATION, a Montana corporation (the "Company") and THOMAS E. MAHONEY, a resident of the State of Connecticut ("Contractor"), with reference to the following facts:

                                    RECITALS

         A. The Company and Contractor entered into that certain Independent Contractor Agreement, effective as of June 3, 1999 (the "Agreement").

         B. The Company and Contractor desire to amend the Agreement by this Amendment.

         IN CONSIDERATION OF THE MUTUAL PROMISES set forth in this Amendment and in the Agreement, the Company and Contractor hereby amend the Agreement as follows:

         1. Section 3.1 of the Agreement is hereby deleted in its entirety and replaced with the following new Section 3.1:

                  3.1 The Company shall pay Contractor the sum of One Hundred Thousand Dollars ($100,000) for his services under this Agreement. Payment of the amount due hereunder shall be made on January 21, 2000.


         2. All other terms of the Agreement shall remain in full force and effect.


JORE CORPORATION                            CONTRACTOR



_____________________________               ________________________________
By:  Matt Jore                              Thomas E. Mahoney
Its:  President